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                                                                   Exhibit 99.C2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment to the Registration Statement of our report dated February 25, 2000 relating to the Statement of Net Assets of The PaineWebber Equity Trust, ABCs Trust Series 4, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.




                                                   ERNST & YOUNG LLP


February 25, 2000
New York, New York